Exhibit 10.2

FOURTH AMENDMENT TO
JOINT VENTURE AGREEMENT

THIS FOURTH AMENDMENT TO JOINT VENTURE AGREEMENT (the “Fourth Amendment”) is made and entered into effective as of December 8, 2006, by and between SEMO Milling, LLC, a Missouri limited liability company (“SEMO”), and Ethanex Energy North America, Inc., a Delaware corporation (“Ethanex”).

RECITALS

WHEREAS, Ethanex and SEMO signed a non-binding letter of intent dated July 3, 2006, as subsequently amended, regarding the establishment of a joint venture company to develop, commercialize and exploit certain technology of SEMO in connection with the production, distribution and sale of ethanol and ethanol-related products and corn and corn-based products from SEMO’s Cape Girardeau, Missouri facility;

WHEREAS, Ethanex and SEMO entered into a Joint Venture Agreement dated August 4, 2006, as subsequently amended (the “JV Agreement”), for the formation, organization, management and operation of a joint venture company known as Ethanex at SEMO Port, LLC; and

WHEREAS, Ethanex and SEMO desire to further amend the JV Agreement as set forth in this Fourth Amendment.

NOW, THEREFORE, in consideration of the above Recitals, which are incorporated herein by reference, and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Ethanex and SEMO agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the JV Agreement.

2. Amendments to Joint Venture Agreement. Ethanex and SEMO agree and confirm that the JV Agreement shall be amended as follows:

(a) Article 1, Definitions and Interpretation, Section 1.3, “Construction Completion Date”, of the JV Agreement is hereby deleted in its entirety and the revised Section 1.3, “Construction Completion Date”, shall read in full as follows:

“Construction Completion Date” means July 1, 2008.

(b) Article 1, Definitions and Interpretation, Section 1.4, “Construction Start Date”, of the JV Agreement is hereby deleted in its entirety and the revised Section 1.4, “Construction Start Date”, shall read in full as follows:

“Construction Start Date” means March 15, 2007.

(c) Article 1, Definitions and Interpretation, Section 1.8, “Deposit”, of the JV Agreement is hereby deleted in its entirety and the revised Section 1.8, “Deposit”, shall read in full as follows:

“Deposit” means the sum of $2,000,000 and such further amounts as needed to be paid by Ethanex to the Company, as more fully described in Article 3 below.

(d) Article 1, Definitions and Interpretation, Section 1.9, “Effective Date”, of the JV Agreement is hereby deleted in its entirety and the revised Section 1.9, “Effective Date”, shall read in full as follows:

“Effective Date” means January 30, 2007.

(e) Section 3.3, Deposit; Disposition of Deposit, of the JV Agreement is hereby deleted in its entirety and the revised Section 3.3 shall read in full as follows:

The Parties agree that Ethanex will pay such further amounts towards the Deposit as is necessary to fund the capitalizable assets of the Company including, without limitation, the design, engineering and construction start-up costs of the Plant and the purchase of equipment to be used in the operation of the Plant.

(f) A new Section 3.4, Deposit; Disposition of Deposit, of the JV Agreement is hereby inserted and shall read in full as follows:

The Parties agree that the sums contributed to the Deposit shall be credited towards the Ethanex Cash Contribution to be contributed by Ethanex to the Company as set forth in Section 4.1 below. In the event this JV Agreement is terminated prior to the Effective Date (except for a termination caused by SEMO’s breach or insolvency as described in Section 12.2 below), the Deposit shall be deemed a cancellation fee and SEMO and the Company shall have no obligation to return or refund the Deposit to Ethanex.

(g) Section 6.2, Governance, of the JV Agreement is hereby deleted in its entirety and the revised Section 6.2 shall read in full as follows:

The Chairperson of the Board shall initially be appointed by SEMO and shall serve for a term commencing on the Effective Date and expiring twelve (12) months following the Construction Completion Date, after which Ethanex shall appoint the Chairperson who shall serve for the subsequent two (2) years. Thereafter, every two (2) years, the Parties shall alternate the appointments of the Chairperson accordingly. The Chairperson shall preside over all Board meetings and, in the event of a deadlock by the Board, shall cast the deciding vote of the Board. The Chairperson of the Board also shall serve as the Manager of the Company as set forth in the Operating Agreement.

(h) Section 7.1(a), Obligations of the Parties, of the JV Agreement is hereby deleted in its entirety and the revised Section 7.1(a) shall read in full as follows:

obtain and secure, on or before the Construction Start Date, non-recourse debt financing from one or more Third Party in the amount necessary to complete the Plant and Corn Mill (the “Third Party Financing”) to ensure sufficient project financing for the timely design and construction of the Plant without requiring additional capital contributions to the Company from Ethanex or SEMO;

(i) Section 7.1(b), Obligations of the Parties, of the JV Agreement is hereby deleted in its entirety and the revised Section 7.1(b) shall read in full as follows:

use its commercially best efforts to cooperate with SEMO and in interacting with engineers, contractors, vendors and other consultants engaged by the Company to provide products or services for the Company in order to complete construction of the Plant by the Construction Completion Date;

(j)  Section 7.1(d), Obligations of the Parties, of the JV Agreement is hereby deleted in its entirety and the revised Section 7.1(d) shall read in full as follows:

use its commercially best efforts to coordinate with Delta T Corporation and TIC Holdings, Inc., or firms of equivalent experience and resources, together with the other necessary design and construction professionals, to begin construction of the Plant no later than the Construction Start Date;

(k) Section 7.1(e), Obligations of the Parties, of the JV Agreement is hereby deleted in its entirety and the revised Section 7.1(e) shall read in full as follows:

obtain and secure, on or before January 26, 2007, all applicable permits required by the Missouri Department of Natural Resources and any other Governmental Authority to commence construction and operation of the Plant;

(l) Section 7.1(f), Obligations of the Parties, of the JV Agreement is hereby deleted in its entirety and the revised Section 7.1(f) shall read in full as follows:

use its commercially best efforts to enter into a written contract with a nationally recognized EPC contractor, prior to January 26, 2006, to provide detailed engineering, procurement, and construction work as is necessary to ensure that construction of the Plant shall commence no later than the Construction Start Date (the “EPC Contract”), upon terms and conditions acceptable to SEMO.

(m) Section 7.2(b), Obligations of the Parties, of the JV Agreement is hereby deleted in its entirety and the revised Section 7.2(b) shall read in full as follows:

use its commercially best efforts to assist Ethanex and the Company with the coordination and direction of engineers, contractors, vendors and consultants engaged by the Company to provide products or services to the Company in order to complete the construction of the Plant by the Construction Completion Date;

(n) Section 12.3, Term and Termination, of the JV Agreement is hereby deleted in its entirety and revised Section 12.3 shall read in full as follows:

INTENTIONALLY DELETED.

(o) Section 12.4, Term and Termination, of the JV Agreement is hereby deleted in its entirety and revised Section 12.4 shall read in full as follows:

INTENTIONALLY DELETED.

(p) Section 16.1 of the JV Agreement is hereby revised to read in relevant part:

If to Ethanex:	Ethanex Energy, Inc.
14500 Parallel Road, Suite A
Basehor, Kansas 66007
Attn: Albert Knapp, President & CEO
Fax: 913.724.4107

3. Effect. The Parties acknowledge and agree that, except as amended herein, the JV Agreement is in full force and effect and is hereby ratified and confirmed.

4. Governing Law. The validity, performance, construction and effect of this Amendment shall be governed by the laws of the State of Missouri, without regard to conflict of law principles.

5. Counterparts. This Fourth Amendment (i) may be executed by facsimile signatures and in several counterparts, and each counterpart when so executed and delivered shall constitute an original of this Fourth Amendment, and all such separate counterparts shall constitute but one and the same Fourth Amendment and (ii) embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings related to such subject matter.

[EXECUTION PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Fourth Amendment to Joint Venture Agreement has been executed as of the date first set forth above.

SEMO:

SEMO MILLING, LLC, a Missouri limited liability company

By:	/s/ Kenneth E. DeLine
Name: Kenneth E. DeLine
Title: Manager

ETHANEX:

ETHANEX ENERGY NORTH AMERICA, INC., a Delaware corporation

By:	/s/ Bryan Sherbacow
Name: Bryan Sherbacow
Title: President & CEO